                                                                   EXHIBIT 10.76

                               @VENTURES III, L.P.

                               MANAGEMENT CONTRACT

     AGREEMENT between @Ventures III, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), and @Ventures Management, LLC, a limited liability company organized under the laws of the State of Delaware with its principal office in Andover, Massachusetts (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement of Limited Partnership of the Partnership.

     WHEREAS, the Partnership has been formed pursuant to an Agreement of Limited Partnership (the "Agreement") for the purpose of making investments in Portfolio Companies; and

     WHEREAS, the Partnership wishes to engage the Company to provide certain services to further the objectives and purposes of the Partnership, and the Company is willing to provide such services;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

     1. Services to be Rendered by the Company to the Partnership. The Company will use its best efforts to provide the Partnership with investment opportunities in Portfolio Securities meeting the requirements of the Agreement. The Company shall provide such assistance as the Partnership may reasonably request in identifying, evaluating, structuring, consummating, monitoring and disposing of potential investments by the Partnership. All investment decisions shall be made by the general partner of the Partnership on behalf of the Partnership, and nothing in this contract shall be construed to constitute the Company an agent of the Partnership.

     2. Other Activities. It is understood and agreed that the Company may have management, consulting, service or other contracts with other entities, including companies in which the Partnership invests. The Partnership agrees that the Company shall be free to pursue such opportunities, and that the Partnership shall have no interest therein.

     3. Payment of Expenses. The Company, so long as this Contract is in effect, shall be responsible for and shall pay all of its out-of-pocket expenses and those of the General Partner, including expenses which relate to salaries, office space, supplies and other facilities of their businesses, except as set forth in Section 6.5A(4) of the Agreement. It is expected that in the case of consummated investments, the Company will use its reasonable best efforts to ensure that all the fees and expenses incurred by the Partnership in connection with identifying, evaluating, structuring and consummating such investments will be paid by the Portfolio Company in which the investment was made.

     4. The Management Fee. As full compensation for the services rendered to the

Partnership hereunder and the expenses borne by the Company hereunder, during the period ending four (4) years after the Initial Closing Date (the "Initial Payment Period"), the Partnership shall pay the Company a management fee equal to 2% per annum of the aggregate Capital Commitments of all Partners. The management fee shall be paid semi-annually in advance commencing on the Initial Closing Date of the Partnership and continuing on the first days of each February and August thereafter until termination of this Contract. Subsequent to the end of the Initial Payment Period, the management fee will be equal to 1% per annum of the aggregate Capital Commitments of all Partners. In addition the management fee will be reduced by one-half during any period in which the Partnership is in a Continuity Mode as provided in Section 6.4 of the Agreement and to the extent that the Partnership is placed in a Continuity Mode during any period with respect to which the management fee has already been paid, such reduction shall be reflected as a credit against the management fee to be paid in the following semi-annual period.

     5. Set-Offs Against Management Fee. The Company, the General Partner and their respective Affiliates may receive management, directors', consulting and other similar fees and compensation from companies in which the Partnership invests, provided that the amount of such fees and other compensation is reasonable in relation to the work performed by the Company and bear a reasonable relation to fees and compensation charged for similar work by third parties. One half of such fees and other compensation (referred to herein as "Shared Portfolio Company Fees") shall be credited against the management fee payable by the Partnership, the Foreign Fund and CMGI in proportion to their respective aggregate capital commitments. In addition, subject to Section 6.2.0 of the Agreement, any fee, reimbursement or other form of compensation payable by a third party as a result of the failure to consummate an investment ("Break-up Fees") to the Partnership, the General Partner, the Company or their respective Affiliates shall be paid as follows: An amount equal to the aggregate unreimbursed fees and expenses paid by the Partnership, the General Partner, the Company or their Affiliates which were specific to the transaction giving rise to such fee shall be paid to each such entity in proportion to the fees and expenses incurred by it. The balance of any such Break-Up Fee shall be paid to the Company; provided that one-half of the remaining Break-Up Fee shall be credited against the management fee payable by the Partnership, the Foreign Fund and CMGI in proportion to their respective aggregate capital commitments. To the extent that the sum of such Shared Portfolio Company Fees and Break-up Fees exceed the management fee payable to the Company for that period, such excess shall be credited against the management fee payable by the Partnership, the Foreign Fund and CMGI (in proportion to their respective aggregate capital commitments) in subsequent periods. In the event that such amounts exceed total future installments of the management fee, they shall be paid to the Partnership, the Foreign Fund and CMGI (in proportion to their respective aggregate capital commitments) and included as Operating Receipts. A determination of the amount of management fee set-off, if any, shall be made semi-annually as of June 30 and January 31 of each calendar year and any such amount shall be credited against the next installment of the management fee otherwise payable.

     6. Term and Termination. This Contract shall become effective on its execution and shall remain in full force and effect continuously thereafter until the earlier to occur of (i) the date the Partnership is wound up, liquidated and dissolved, and (ii) the removal of @Ventures Partners III, LLC as the general partner of the Partnership. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment by the Company without the consent of the Partnership.

     7. Liability and Indemnification. The Company shall not be liable to the Partnership or any Partner for any act or omission taken or suffered by the Company in good faith and in the belief that such act or omission is in or is not opposed to the best interests of the Partnership; provided that such act or omission is not in violation of this Contract and does not constitute negligence, misconduct, fraud or a willful violation of the law by the Company. The Partnership agrees to indemnify, hold harmless and release the Company and its respective agents, officers, employees, directors and affiliates to the same extent that such indemnification is provided to the General Partner under
Section 9.3 of the Agreement.

     IN WITNESS WHEREOF, @Ventures III, L.P. and @Ventures Management, LLC have caused this agreement to be signed in duplicate as of the 7th day of August, 1998.


                                        @VENTURES III, L.P.
                                        By: @Ventures Partners III, LLC,
                                            its general partner

                                        By: /s/ Andrew J. Hajducky III
                                            --------------------------

                                        @VENTURES MANAGEMENT, LLC


                                        By: /s/ Andrew J. Hajducky III
                                            --------------------------

                                       3